EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact: Charles Murphy, CFA
Head of Investor Relations
ExlService Holdings, Inc.
280 Park Avenue
New York, NY 10017
(212) 624-5913
ir@exlservice.com

EXL REPORTS 2011 FOURTH QUARTER AND FULL YEAR RESULTS
AND PROVIDES GUIDANCE FOR CALENDAR YEAR 2012

2011 Revenues of $360.5 million and Adjusted Operating Margin of 15.3%

 2012 Revenue Guidance of $445.0 million to $455.0 million

2012 Adjusted Diluted EPS Guidance of $1.50 to $1.55

New York, NY – Feb 28, 2012 – ExlService Holdings, Inc. (NASDAQ: EXLS), a leading provider of outsourcing and transformation services, today announced its financial results for the fourth quarter of 2011 and the year ended December 31, 2011.

Rohit Kapoor, President and CEO, commented:  “2011 was a year of robust growth for EXL, with revenues increasing 42.6% year-over-year. This growth was broad-based, and fueled by new client additions, increased business volumes and process migrations with existing customers, and complementary acquisitions.  Our domain-centric strategy continued to resonate well with clients. In order to foster innovation and further sharpen our domain expertise, in 2011 we reorganized our client services team to be aligned by industry and service domain. This has allowed us to deepen relationships with our clients. For example, we have recently executed a multi-year contract for an expanded range of services with one of our largest strategic clients. I believe 2012 will be another year of strong growth for our company.”

Vishal Chhibbar, CFO, commented:  “In the fourth quarter, EXL achieved record revenues of $102.6 million despite a foreign exchange headwind. Driven by strong client demand, revenues in 2011 grew 42.6% to $360.5 million, exceeding our guidance of $354.0 million to $358.0 million. Adjusted EBITDA and adjusted diluted EPS increased 45.1% and 28.5%, respectively, over the previous year.  Our growth in profitability was driven by strong revenue growth, combined with operating leverage in our general and administrative expenses, and partially offset by a higher tax rate.  Our revenue growth and margin expansion resulted in $73.8 million of adjusted EBITDA and $1.39 of adjusted diluted EPS in 2011.

For 2012, we are providing revenue guidance of $445.0 million to $455.0 million, representing annual revenue growth of 24% to 27%, excluding revenues from a one-time client payment received in 2011.  For 2012, based on current exchange rates, we expect to achieve adjusted diluted earnings per share of $1.50 to $1.55.”

Financial Highlights – Fourth Quarter 2011 and Year Ended December 31, 2011

Reconciliations of adjusted financial measures to GAAP are included at the end of this release.

•
Revenues for the year ended December 31, 2011 increased 42.6% to $360.5 million compared to $252.8 million for the year ended December 31, 2010.  Revenues for the quarter ended December 31, 2011 were $102.6 million compared to $70.0 million for the quarter ended December 31, 2010. Revenues for the quarter ended December 31, 2011 increased 46.5% over the quarter ended December 31, 2010.

•
Gross margin for the year ended December 31, 2011 was 39.0% compared to 40.1% for the year ended December 31, 2010.  Outsourcing gross margin for the year ended December 31, 2011 was 39.4% compared to 40.9% for the year ended December 31, 2010.  Transformation gross margin for the year ended December 31, 2011 was 37.0% compared to 37.6% for the year ended December 31, 2010.  Gross margin for the quarter ended December 31, 2011 was 39.5% compared to 40.4% for the quarter ended December 31, 2010.

•
Operating margin for the year ended December 31, 2011 was 11.5% compared to 10.5% for the year ended December 31, 2010.  Operating margin for the quarter ended December 31, 2011 was 12.4% compared to 11.1% for the quarter ended December 31, 2010.  Adjusted operating margin for the year ended December 31, 2011 was 15.3% compared to 14.7% for the year ended December 31, 2010.  Adjusted operating margin for the quarter ended December 31, 2011 was 15.9% compared to 15.1% for the quarter ended December 31, 2010.

•
Net income for the year ended December 31, 2011 was $34.8 million compared to $26.6 million for the year ended December 31, 2010.  Net income for the quarter ended December 31, 2011 was $9.6 million compared to $8.3 million for the quarter ended December 31, 2010.  Adjusted EBITDA for the year ended December 31, 2011 was $73.8 million compared to $50.8 million for the year ended December 31, 2010.  Adjusted EBITDA for the quarter ended December 31, 2011 was $21.5 million compared to $14.6 million for the quarter ended December 31, 2010.

•
Diluted earnings per share for the year ended December 31, 2011 was $1.10 compared to $0.88 for the year ended December 31, 2010.  Diluted earnings per share for the quarter ended December 31, 2011 was $0.29 compared to $0.27 in the quarter ended December 31, 2010.  Adjusted diluted earnings per share for the year ended December 31, 2011 was $1.39 compared to $1.08 for the year ended December 31, 2010.  Adjusted diluted earnings per share for the quarter ended December 31, 2011 was $0.37 compared to $0.29 in the quarter ended December 31, 2010.

Business Announcements

•	Renewed a multi-year agreement with one of EXL’s largest strategic clients to provide an expanded range of outsourcing and transformation services.

•
Launched an additional center in the Philippines to deliver complex operations in insurance and healthcare, customer service and finance and accounting. The center is expected to eventually employ 800 professionals, in addition to the 1,500 professionals at EXL’s existing delivery site in the Philippines.

•	Opened the EXL Center for Talent in Noida, India in February 2012, the company’s first facility exclusively dedicated to recruitment, capability enhancement and talent development.

•	Developed delivery capability from five U.S. onshore operations centers during 2011 through acquisitions and strategic client wins.

•	Reduced client concentration such that the Company’s top three clients comprised 27% of revenue in the fourth quarter of 2011, down from 41% in the fourth quarter of 2010.

•	Won seventeen new clients across outsourcing and transformation services in 2011, including four clients in the fourth quarter of 2011.

•	Broadened multiple strategic outsourcing relationships with the migration of approximately 150 outsourcing processes in 2011, including 30 new processes migrated in the fourth quarter of 2011.

•	Headcount as of December 31, 2011 was approximately 18,900 compared to approximately 12,700 as of December 31, 2010.

•
Experienced attrition for billable employees for the year ended December 31, 2011 of 31.2% compared to 34.4% in the year ended December 31, 2010.  Attrition for the quarter ended December 31, 2011 was 27.8% compared to 35.5% for the quarter ended December 31, 2010, and 30.0% for the quarter ended September 30, 2011.

2012 Outlook

Based on current visibility and exchange rates, the Company is providing the following guidance for calendar year 2012:

•	Revenues of $445.0 million to $455.0 million, representing growth of 24% to 27%, excluding revenues from a one-time client payment received in 2011.

•	Adjusted earnings per share, excluding the impact of stock-based compensation expense, amortization of intangibles and associated tax impacts, of $1.50 to $1.55.

Conference Call

EXL will host a conference call on Wednesday, February 29, 2012 at 10:00 a.m. (ET) to discuss the Company’s quarterly and annual results and discuss the Company’s operating performance and financial outlook. The conference call will be available live via the internet by accessing the investor relations section of EXL's website at www.exlservice.com, where the accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.

To listen to the conference call via phone, please dial 1-877-303-6384 or 1-224-357-2191 and an operator will assist you. For those who cannot access the live broadcast, a replay will be available by dialing 1-855-859-2056 or 1-404-537-3406 and entering “42680211” from two hours after the end of the call until 11:59 p.m. (ET) on March 14, 2012. The replay will also be available on the EXL website (www.exlservice.com) for one full year from the date of the conference call.

About ExlService Holdings, Inc.

ExlService Holdings, Inc. (Nasdaq:EXLS) is a leading provider of outsourcing and transformation services. EXL primarily serves the needs of Global 1000 companies from global delivery centers in the insurance, utilities, banking and financial services, transportation and logistics, and travel sectors. EXL’s outsourcing services include a full spectrum of business process management services such as transaction processing and finance and accounting services. Transformation services enable continuous improvement of client processes by bringing together EXL’s capabilities in decision analytics, finance transformation and operations and process excellence services. Find additional information about EXL at www.exlservice.com.

This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to the Company's operations and business environment, all of which are difficult to predict and many of which are beyond the Company's control. Forward-looking statements include information concerning the Company's possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company's actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect the Company. The Company has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share amounts)

	(Audited) Year ended December 31,		(Unaudited) Three months ended December 31,
	2011	2010	2011	2010
Revenues	$360,541	$252,753	$102,580	$70,040
Cost of revenues (exclusive of depreciation and amortization)	219,987	151,285	62,015	41,769
Gross profit	140,554	101,468	40,565	28,271
Operating expenses:
General and administrative expenses	50,660	40,278	14,545	11,040
Selling and marketing expenses	25,582	18,832	6,689	4,752
Depreciation and amortization	22,994	15,835	6,589	4,687
Total operating expenses	99,236	74,945	27,823	20,479
Income from operations	41,318	26,523	12,742	7,792
Other income/(expense):
Foreign exchange gain/(loss)	3,373	4,199	(573)	1,747
Interest and other income, net	1,957	1,367	613	373
Income before income taxes	46,648	32,089	12,782	9,912
Income tax provision	11,868	5,497	3,229	1,616
Net income	$34,780	$26,592	$9,553	$8,296
Earnings per share:
Basic	$1.15	$0.91	$0.31	$0.28
Diluted	$1.10	$0.88	$0.29	$0.27
Weighted-average number of shares used in computing earnings per share:
Basic	30,264,805	29,281,364	31,266,183	29,458,508
Diluted	31,546,144	30,388,520	32,623,251	30,806,190

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS
(Audited)
(In thousands, except share and per share amounts)

	December 31,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$82,393	$111,182
Short-term investments	7,869	3,084
Restricted cash	934	231
Accounts receivable, net	55,672	44,186
Prepaid expenses	4,269	3,317
Deferred tax assets, net	6,228	1,721
Advance income tax, net	3,379	5,364
Other current assets	6,097	5,244
Total current assets	166,841	174,329
Fixed assets, net	42,320	34,733
Restricted cash	3,387	3,432
Deferred tax assets, net	16,495	14,333
Intangible assets, net	36,313	18,591
Goodwill	92,287	43,370
Other assets	19,768	16,895
Total assets	$377,411	$305,683
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,333	$4,860
Deferred revenue	7,772	5,108
Accrued employee cost	27,700	23,947
Accrued expenses and other current liabilities	30,700	13,773
Current portion of capital lease obligations	1,729	231
Total current liabilities	72,234	47,919
Capital lease obligations, less current portion	4,244	389
Non-current liabilities	22,458	8,829
Total liabilities	98,936	57,137
Commitments and contingencies
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	-	-
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 31,496,461 shares issued and 31,173,064 shares outstanding as of December 31, 2011 and 29,690,463 shares issued and 29,437,961 shares outstanding as of December 31, 2010	31	30
Additional paid-in-capital	173,926	136,173
Retained earnings	147,046	112,266
Accumulated other comprehensive (loss)/income	(39,858)	1,126
Total stockholders’ equity including shares held in treasury	281,145	249,595
Less: 323,397 shares as of December 31, 2011 and 252,502 shares as of December 31, 2010, held in treasury, at cost	(2,693)	(1,069)
ExlService Holdings, Inc. stockholders' equity	278,452	248,526
Non-controlling interest	23	20
Total stockholders’ equity	278,475	248,546
Total liabilities and stockholders’ equity	$377,411	$305,683

EXLSERVICE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release adjusted financial measures (Adjusted EBITDA, Adjusted net income and Adjusted diluted earnings per share) that the Securities and Exchange Commission defines as “non-GAAP financial measures.” The adjusted financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated.  The Company believes that providing these adjusted measures may help investors better understand the Company’s underlying financial performance.  Management also believes that these adjusted financial measures, when read in conjunction with the Company’s reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. The Company believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, the Company’s inability to predict its future stock-based compensation expense under ASC Topic 718 and the amortization of intangibles associated with further acquisitions. The Company also incurs significant non-cash charges for depreciation that may not be indicative of our ability to generate cash flow.

The following table shows the reconciliation of these adjusted financial measures from GAAP measures for the year ended December 31, 2011 and December 31, 2010 and for the three month periods ended December 31, 2011, December 31, 2010 and September 30, 2011:

  Reconciliation of Adjusted Operating Income and Adjusted EBITDA
  (Amounts in thousands)

	Year Ended December 31,		Three Months Ended December 31,		Three Months Ended September 30,
	2011	2010	2011	2010	2011
Net income (GAAP)	$34,780	$26,592	$9,553	$8,296	$8,391
add: Income tax provision, Other income/(expense)	6,538	(69)	3,189	(504)	3,269
Income from continuing operations (GAAP)	$41,318	$26,523	$12,742	$7,792	$11,660
add: Stock-based compensation expense (a)	9,462	8,491	2,175	2,138	2,160
add: Amortization of acquisition-related intangibles (b)	4,329	2,024	1,385	635	1,395
Adjusted operating income (Non-GAAP)	$55,109	$37,038	$16,302	$10,565	$15,215
Adjusted operating income margin %	15.3%	14.7%	15.9%	15.1%	15.2%
add: Depreciation	18,665	13,811	5,204	4,051	5,048
Adjusted EBITDA (Non-GAAP)	$73,774	$50,849	$21,506	$14,616	$20,263
Adjusted EBITDA margin %	20.5%	20.1%	21.0%	20.9%	20.3%

(a)	To exclude stock-based compensation expense under ASC Topic 718.
(b)	To exclude amortization of acquisition-related intangibles.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share
(Amounts in thousands, except per share data)

	Year Ended December 31,		Three Months Ended December 31,		Three Months Ended September 30,
	2011	2010	2011	2010	2011
Net income (GAAP)	$34,780	$26,592	$9,553	$8,296	$8,391
add: Stock-based compensation expense (a)	9,462	8,491	2,175	2,138	2,160
add: Amortization of acquisition-related intangibles (b)	4,329	2,024	1,385	635	1,395
subtract: Tax impact on stock-based compensation expense	(3,897)	(3,580)	(974)	(1,785)	(846)
subtract: Tax impact on amortization of acquisition-related intangibles	(785)	(625)	(187)	(206)	(186)
Adjusted net income	$43,889	$32,902	$11,952	$9,078	$10,914
Adjusted diluted earnings per share	1.39	1.08	0.37	0.29	0.35

(a)	To exclude stock-based compensation expense under ASC Topic 718.
(b)	To exclude amortization of acquisition-related intangibles.